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                                                                    EXHIBIT 99.2

                             BOSTON PROPERTIES, INC.
                  Dividend Reinvestment and Stock Purchase Plan

Form of Broker and Nominee Form

By Mail:
To:     BankBoston, N.A.
        c/o EquiServe L.P.
        P.O. Box 8040
        Boston, MA 02266-8040
        Telephone: (888) [To Be Determined]

Instructions                                                Dated: ____________

        As provided in the Prospectus dated June 1999 (the "Prospectus") relating to Boston Properties, Inc. (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan"), this form is to be used only by a broker, bank, or other nominee directing the reinvestment of all or a portion of the dividends payable to, or making an optional cash purchase under the plan on behalf of, one or more, a Beneficial Owner(s) whose shares are held in the name of a securities depository.

        The broker, bank, or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the Prospectus has been delivered to each Beneficial Owner on whose behalf the optional cash purchase or initial cash purchase listed below is being transmitted; and (c) the amount of the optional cash purchase listed below together with any other optional cash purchases this quarter does not exceed $25,000 for each beneficial owner represented (unless accompanied by a Company approved Request for Waiver Form). BankBoston, N.A. is hereby appointed as agent to apply any optional cash purchases or initial cash purchases toward the purchase of shares under the Plan.

        A new Broker and Nominee Form must be completed and submitted each month that an optional cash purchase or initial cash purchase is submitted. This form will not be accepted unless it is completed in its entirety and accompanies the full amount of the optional cash purchase or initial cash purchase.

        For further information about the Plan please call (888) [To Be Determined].


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Total Initial Cash Purchase or Optional Cash Purchase
Amount to be Credited


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Name of Depository Participant Submitting Payment


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Participant Number with Depository


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Contact


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Name of Depository




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Name of Beneficial Owner Represented


Address


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City                         State                     Zip


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Tax I. D. Number


Telephone                  Fax
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Date

Method of Payment:

Check ___    Money Order____    Other (Specify) ____

Please enroll my account in the Plan as indicated below:

_______ Full Dividend Reinvestment

_______ Partial Dividend Reinvestment

_______ Optional Cash Only

* If you do not indicate a choice, you automatically will default into the full dividend reinvestment election with all dividends reinvested.

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Name of Broker, Bank or Nominee


Name:
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By:
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Title:
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